(UNITED STATES

SECURITIES AND EXCHANGE COMMISSION)

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

Trilogy Metals Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-35447	98-1006991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 1950, 777 Dunsmuir Street
Vancouver, British Columbia
Canada, V7Y 1K4

(Address of principal executive offices, including zip code)

(604) 638-8088

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 8, 2017, Trilogy Metals Inc. (the “Company”) held its Annual and Special Meeting of shareholders (the “Annual Meeting”) at the offices of Blake, Cassels & Graydon LLP in Vancouver, British Columbia, Canada. At the Annual Meeting, the Company’s shareholders approved each of the following proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 28, 2017 (the “Proxy Statement”):

Proposal 1:

The Company’s shareholders elected the following directors to hold office until the 2018 Annual Meeting:

Name	Votes For	Withheld	Broker Non-Votes

Tony Giardini	52,788,904	498,890	29,559,134
William Hayden	52,787,723	500,069	29,559,136
Gregory Lang	52,774,337	513,455	29,559,136
Kalidas Madhavpeddi	52,736,093	551,700	29,559,135
Gerald McConnell	52,773,099	514,692	29,559,137
Janice Stairs	52,789,573	498,219	29,559,136
Rick Van Nieuwenhuyse	52,734,531	553,262	29,559,135
Diana Walters	52,774,264	513,527	29,559,137

Proposal 2:

The Company’s shareholders ratified the appointment of PricewaterhouseCoopers LLP as auditors of the Company for the ensuing year and authorized the board of directors to fix their remuneration, as set forth below:

Votes For	Withheld	Broker Non-Votes
81,388,951	417,632	0

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit Number	Description
99.1	Trilogy Metals Announces Election of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trilogy Metals INC.

Dated: May 9, 2017	By:	/s/ Elaine Sanders
Elaine M. Sanders, Chief Financial Officer